UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 7, 2011 (April 6, 2011)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of Principal Executive Offices, Including Zip Code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01	Regulation FD Disclosure.
     On April 6, 2007, Town Sports International Holdings, Inc. (the “Company”) announced that on April 7, 2011, it will commence soliciting lenders to participate in a new $350 million senior secured credit facility consisting of a term loan facility and a revolving credit facility using commercially reasonable efforts. The Company expects the facility to be arranged by Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. The Company will use the proceeds from the credit facility principally to repay the existing credit agreement dated February 27, 2007 and to redeem in full all of the Company’s outstanding 11% Senior Discount Notes due 2014 in accordance with their terms. The Company is seeking to complete the transaction during the second quarter, subject to, among other factors, receipt of satisfactory pricing and market conditions.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated April 6, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: April 6, 2011	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated April 6, 2011